UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2004

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

14315 West Hardy Road, Houston, Texas 77060

(Address of principal executive offices)

(281) 847-0029

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02. NONRELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 10, 2004, representatives of the Company were advised by the accounting examiners at the Securities and Exchange Commission (“SEC”) who were reviewing the Form SB-2 Registration Statement (Registration No. 333-114356) of the Company, that certain adjustments needed to be made to financial statements of the Company as of and for the year ended December 31, 2003 and for the three months ended March 31, 2004. Details of these adjustments are described below.

Restatement of Financial Statements for the Year Ended December 31, 2003

In accordance with requests by SEC examiners, the Company has restated its financial statements for the year ended December 31, 2003 to reflect appropriate accounting for two transactions that occurred during 2003. The first transaction related to the settlement of a lawsuit with Bank of America Capital Investors (“BACI”) whereby the Company purchased 7,466,643 shares of its 5% preferred Stock for $875,000. In addition, $1,351,588 of legal costs were incurred related to the purchase of the above-mentioned shares. These costs were originally included in the equity section of the balance sheet as part of the cost of the shares purchased. Upon discussion with SEC examiners, the Company has changed the accounting of the legal costs to be a charge against earnings in the form of litigation expenses. In addition, the Company has recorded a benefit on induced conversion of the BACI Preferred Stock of $10,336,775 in the calculation of net income available to common stockholders. The second transaction was the exchange of 1,700,000 shares of Company Common Stock and a warrant to purchase 1,700,000 shares of Common Stock for 408,000 shares of Common Stock of Global Photonic Energy Corporation (“GPEC”). The Company had previously recorded a $204,000 investment in an unconsolidated subsidiary as this transaction was thought to be between entities under common control. Upon discussion with the SEC examiners, the Company has recorded this transaction at its cost which was the estimated fair market value at the date of the transaction of $1,000,000, using recent private placement values for the common stock and warrants of GPEC.

The following is a summary of the effects of the restatement on the consolidated financial statements:

	As Originally Reported	Restated
Income Statement:
Gross Loss	$(1,988,215)	$(1,988,215)
Operating Loss	(4,651,152)	(6,002,740)
Net Loss	(5,232,854)	(6,584,442)
Net Income (Loss) Available to Common Stockholders	(5,232,854)	3,772,333
Net Income (Loss) Per Share Available to Common Stockholders
Basic	(0.05)	0.09
Diluted	(0.05)	0.07

Balance Sheet:
Current Assets	$3,691,596	$3,691,596
Total Assets	12,710,603	13,506,603
Current Liabilities	4,372,198	4,372,198
Total Liabilities	6,472,198	6,472,198
Total Liabilities and Stockholders’ Equity	12,710,603	13,506,603

Restatement of Financial Statements for the Period Ended March 31, 2004

As a result of the restatement of the financial statements as of December 31, 2003, the Company has also restated its balance sheet as of March 31, 2004. In addition, upon discussion with SEC examiners, the Company has restated the statement of operations to include a beneficial conversion in the amount of $1,666,667 associated with the exchange of a warrant for shares of Series BB Preferred Stock and add such expense to the calculation of Net Loss Available to Common Stockholders.

Filing of Amended Form 10-KSB for the year ended December 31, 2003 and Amended Form 10-QSB for the three months ended March 31, 2004

As a result of these adjustments, the chief financial officer of the Company concluded on September 7, 2004 that the financial statements contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and its Quarterly Report on Form 10-QSB for the three months ended March 31, 2004 should no longer be relied on. The chief financial officer discussed these adjustments with the Company’s independent accountants, who agreed with that determination and the action to be taken. The Company will file amended Forms 10-KSB and 10-QSB containing those restated financials in the near future. The adjustments were reflected in the Company’s Quarterly Report on Form 10-QSB for the three months ended June 30, 2004, filed on August 16, 2004 with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

/s/ Kevin C. Maddox
Kevin C. Maddox, President and CEO

Dated: September 10, 2004